Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2019, relating to the financial statements of Beyond Meat, Inc. appearing in Registration Statement No. 333-228453, as amended.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 3, 2019